Exhibit 10.2

AMENDED AND RESTATED 2014 OPTIV INC.

STOCK INCENTIVE PLAN

1.	Purpose of the Plan

The purpose of the Plan is to aid the Company and its Affiliates in recruiting and retaining key employees, directors, other service providers, or independent contractors and to motivate such employees, directors, other service providers, or independent contractors to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key employees, directors, other service providers, or independent contractors will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

2.	Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a) Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b) Affiliate: With respect to any entity, any entity directly or indirectly controlling, controlled by, or under common control with, such entity. As used herein, the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

(c) Award: Individually or collectively, any Option, Stock Appreciation Right or Other Stock-Based Award (including Restricted Stock or Restricted Stock Units) granted pursuant to the Plan.

(d) Award Agreement: shall have the meaning ascribed to it in Section 3(b) hereof.

(e) Beneficial Owner: A “beneficial owner”, as such term is defined in Rules 13d-3 and 13d-5 under the Act (or any successor rule thereto).

(f) Board: The Board of Directors of the Company.

(g) Change in Control: (i) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, as a whole, to any Person or Group other than the Sponsor and/or an Affiliate of the Sponsor or the Company or (ii) any Person or Group, other than the Sponsor and/or an Affiliate of the Sponsor, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the voting equity of the Company, including by way of merger, consolidation or otherwise.

(h) Code: The Internal Revenue Code of 1986, as amended, or any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(i) Committee: The Compensation Committee of the Board (or a subcommittee thereof), or such other committee of the Board (including, without limitation, the full Board) to which the Board has delegated power to act under or pursuant to the provisions of the Plan, and if no such Committee has been created, the Board.

(j) Company: Optiv Inc., a Delaware corporation.

(k) Covered Person: shall have the meaning ascribed to it in Section 4(g) hereof.

(l) Effective Date: The date the Board approves the Plan, or such later date as is designated by the Board.

(m) Employment: The term “Employment” as used herein shall be deemed to refer to (i) a Participant’s employment if the Participant is an employee of the Company or any of its Subsidiaries, (ii) a Participant’s services as a consultant or independent contractor, if the Participant is a consultant to or independent contractor of the Company or any of its Subsidiaries and (iii) a Participant’s services as a non-employee director, if the Participant is a non-employee member of the Board. Participant’s “Employment” shall not be considered interrupted in the case of (i) any leave of absence, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, its Subsidiaries its Affiliates, or their successors and assigns.

(n) Fair Market Value: The term “Fair Market Value” shall mean, on a given date, (i) if there should be a public market for the Shares on such date, the closing price of the Shares as reported on such date on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no sale of Shares shall have been reported on any national securities exchange, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used, and (ii) if there should not be a public market for the Shares on such date, the Fair Market Value shall be the fair value of the Shares determined by the Committee in good faith (without regard to discounts for lack of marketability of such Shares or minority status and, to the extent applicable, in accordance with Section 409A) giving consideration to any independent valuation analysis performed for the Company and the most recent valuation of the Company used for purposes of public reporting by the Sponsor of the value of its portfolio companies and taking into account any material events occurring since such valuation.

(o) Group: A “group” as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

(p) Option: An option to purchase Shares granted pursuant to Section 6 of the Plan.

(q) Option Price: The purchase price per Share of an Option, as determined pursuant to Section 6(a) and (b) of the Plan.

(r) Other Stock-Based Awards: Awards granted pursuant to Section 8 of the Plan.

(s) Participant: An employee, director, other service provider, or independent contractor of the Company or its Affiliates who is selected by the Committee to participate in the Plan.

(t) Person: A “person”, as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

(u) Plan: This Amended and Restated 2014 Optiv Inc. Stock Incentive Plan, as it may be amended or supplemented from time to time.

(v) Public Trading Date: The first date upon which Shares are listed (or approved for listing) upon notice of issuance on any national securities exchange.

(w) Restricted Stock: A share of restricted stock granted pursuant to Section 8 of the Plan.

(x) Restricted Stock Unit: A share of restricted stock units granted pursuant to Section 8 of the Plan.

(y) Section 409A: Section 409A of the Code.

(z) Share or Shares: Shares of common stock of the Company.

(aa) Sponsor: The Blackstone Group, L.P. and its Affiliates.

(bb) Stock Appreciation Right: A stock appreciation right granted pursuant to Section 7 of the Plan.

(cc) Subsidiary: With respect to an entity, a subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto), of such entity.

3.	Shares Subject to the Plan

(a) Subject to Section 9, the total number of Shares which may be issued under the Plan is 343.51418 plus any Shares purchased for Fair Market Value under a Share purchase program. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares or the payment of cash upon the exercise of an Award or in consideration of the settlement, cancellation, or termination of an Award shall reduce the total number of Shares available under the Plan, as applicable (with any Awards settled in cash reducing the total number of Shares by the number of Shares determined by dividing the cash amount to be paid thereunder by the Fair Market Value of one Share on the date of payment). Shares which are subject to Awards or portions of Awards which are canceled, forfeited or terminated, otherwise expire by their terms without being exercised, or terminate or lapse without the payment of consideration may be granted again subject to Awards under the Plan.

(b) Agreements Evidencing Awards. Each Award granted under the Plan shall be evidenced by an Award agreement (the “Award Agreement”) that shall contain such provisions and conditions as the Committee deems appropriate; provided, that, except as otherwise expressly provided in an Award Agreement, if there is any conflict between any provision of the Plan and an Award Agreement, the provisions of the Plan shall govern. Unless otherwise provided herein, the Committee may grant Awards in tandem with or in substitution for any other Award or Awards granted under the Plan. By accepting an Award pursuant to the Plan, a Participant thereby agrees that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.

4.	Administration

(a) Generally. The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof. Additionally, the Committee may delegate the authority to grant Awards under the Plan to any employee or group of employees of the Company or an Affiliate; provided, that such delegation and grants are consistent with applicable law and guidelines established by the Board from time to time. Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company acquired by the Company or with which the Company combines. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan.

(b) Powers. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full power and authority in its sole discretion to make any determinations that it deems necessary or desirable for the administration of the Plan. Without limiting the generality of the foregoing, in particular, the Committee shall have the authority in its sole discretion to:

(i) exercise all of the powers granted to it under the Plan;

(ii) interpret the Plan;

(iii) amend the Plan to reflect changes in applicable law, subject to the limitations imposed by Sections 13 and 18 of the Plan;

(iv) grant Awards and determine who shall receive Awards, when such Awards shall be granted and establish the terms and conditions of such Awards, consistent with the Plan, including to determine the number of Shares to be covered by each such Award so granted, to approve forms of Award Agreement for such Awards, setting forth provisions with regard to the effect of a termination of Employment on such Awards, and waive any such terms or conditions at any time;

(v) amend any outstanding Award Agreement in any respect, including, without limitation, to (A) accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised (and, in connection with such acceleration, the Committee may provide that any Shares acquired pursuant to such Award shall be restricted shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Participant’s underlying Award Agreement), (B) accelerate the time or times at which Shares are delivered under the Award (and, without limitation on the Committee’s rights, in connection with such acceleration, the Committee may provide that any Shares delivered pursuant to such Award shall be restricted shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the

Participant’s underlying Award Agreement), (C) waive or amend any goals, restrictions or conditions set forth in such Award Agreement, or impose new goals, restrictions and conditions, or (D) reflect a change in the Participant’s circumstances (e.g., a change to part-time employment status or a change in position, duties or responsibilities), but, subject to Section 13 or as otherwise specifically provided herein, no such amendment shall materially adversely impair the rights of a Participant under an outstanding Award without such Participant’s consent; and

(vi) to establish, amend and rescind any rules and regulations relating to the Plan, including, without limitation, to determine, at any time, in accordance with Section 13, whether, to what extent and under what circumstances and method or methods:

(A) Awards may be (1) settled in cash, Shares, other securities, other Awards or other property (in which event, the Committee may specify what other effects such settlement shall have on the Participant’s Award, including the effect on any repayment provisions under the Plan or Award Agreement), in all cases subject to Sections 6(c) and 7(b) of the Plan, (2) exercised or (3) canceled, forfeited or suspended;

(B) Shares, other securities, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant thereof or of the Committee;

(C) to the extent permitted under applicable law, loans (whether or not secured by Shares) may be extended by the Company with respect to any Awards; and

(D) Awards may be settled by the Company or its Affiliates or any of its or their designees.

(c) Taxes. The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, grant or vesting of an Award and the Company or its Affiliates shall have the right and are authorized to withhold any applicable withholding taxes with respect to any Award, its exercise, or any payment or transfer under or with respect to the Award and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.

(d) Actions. Actions of the Committee, when acting through a committee may be taken by the vote of a majority of its members present at a meeting (which may be held telephonically). Any action may be taken by a written instrument signed by a majority of such committee’s members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting.

(e) Interpretation; Corrections; Final and Binding Decisions. The Committee shall make all determinations necessary or advisable in administering the Plan. The Committee is authorized to construe and interpret the Plan and all Award Agreements, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or Award Agreement in the manner and to the extent the Committee deems necessary or desirable, without the consent of any Participant. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries and successors). The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, grant or vesting of an Award. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (i) delivery in Shares or (ii) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant.

(f) Actions of the Board. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board shall have all of the authority and responsibility granted to the Committee herein.

(g) Exculpation and Indemnification. No member of the Board or the Committee (each such Person, a “Covered Person”) shall have any liability to any Person (including any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement, in each case, in good faith and (ii) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful misconduct. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s certificate of incorporation or bylaws (as may be amended from time to time), as a matter of law, or otherwise, or any other power that the Company may have to indemnify such Persons or hold them harmless.

5.	Limitations

No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

6.	Terms and Conditions of Options

(a) General. The Committee shall have the right and power to grant to any Participant, subject to the limitation of Section 5, an Option to purchase Shares at such price, on such terms and subject to such conditions that are consistent with the Plan and established by the Committee. Options granted under the Plan shall be non-qualified stock options for federal income tax purposes, as evidenced by the related Award Agreements, and shall be subject to the terms and conditions hereof and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine.

(b) Option Price. The Option Price per Share shall be determined by the Committee, provided that, for the purposes of an Option granted under the Plan to a Participant who is a U.S. taxpayer, in no event will (i) the Option Price be less than 100% of the Fair Market Value of a Share on the date an Option is granted (other than in the case of Options granted in substitution of previously granted awards, as described in Section 4(a)) and (ii) any Option be granted unless the Share on which it is granted constitutes “service recipient stock” (within the meaning of Section 409A) with respect to the applicable Participant.

(c) Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

(d) Exercise of Options.

(i) Except as otherwise provided in the Plan or in an Award Agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable.

(ii) For purposes of Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (A), (B), (C), (D) or (E) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company as designated by the Committee, pursuant to one or more of the following methods: (A) in cash or its equivalent (e.g., by check or, if permitted by the Committee, a full-recourse promissory note), (B) to the extent permitted by the Committee in its sole discretion, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for any period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles, (C) to the extent permitted by the Committee in its sole discretion, partly in cash and partly in such Shares, (D) if there is a public market for the Shares at such time, to the extent permitted by the Committee in its sole discretion and subject to such rules as may be established by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased, or (E) to the extent permitted by the Committee in its sole discretion, using a net settlement mechanism whereby the number of Shares delivered upon the exercise of the Option will be reduced by a number of Shares that has a Fair Market Value equal to the Option Price , provided, in each case, that the Participant tenders cash or its equivalent to pay any applicable withholding taxes (unless otherwise permitted by the Committee).

(iii) Unless otherwise expressly provided in the applicable Award Agreement, no Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan or specified in the applicable Award Agreement.

(iv) In addition, the Company shall not be required to issue or deliver any certificate or certificates for Shares purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(A) The admission of such Shares to listing on all stock exchanges on which such class of stock is then listed, if applicable;

(B) The completion of any registration or other qualification of such Options or Shares under any applicable law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Committee shall, in its sole discretion, deem necessary or advisable;

(C) The obtaining of any approval or other clearance from any applicable governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable;

(D) The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience; and

(E) The receipt by the Company of full payment for such Shares subject to option, including payment of any applicable withholding tax.

(e) Attestation. Wherever in this Plan or any Award Agreement a Participant is permitted to pay the purchase price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and/or shall withhold such number of Shares from the Shares acquired by the exercise of the Option, as appropriate.

(f) Buyout Provisions. The Committee may at any time offer to buy out for payment in cash or Shares an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

7.	Terms and Conditions of Stock Appreciation Rights

(a) Grants. The Committee may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by such Option (or such lesser number of Shares as the Committee may determine), and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award Agreement).

(b) Exercise Price. The exercise price per Share under a Stock Appreciation Right shall be determined by the Committee, provided that, for the purposes of a Stock Appreciation Right granted under the Plan to a Participant who is a U.S. taxpayer, in no event will (i) the exercise price be less than 100% of the Fair Market Value of a Share on the date the Stock Appreciation Right is granted (other than in the case of a Stock Appreciation Right granted in substitution of previously granted awards, as described in Section 4(a)) and (ii) any Stock Appreciation Right be granted unless the Share in respect of which it is granted constitutes “service recipient stock” (within the meaning of Section 409A) with respect to the applicable Participant.

(c) Terms of Grant. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in connection with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (i) the excess of (A) the Fair Market Value of one Share on the exercise date over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. Payment to the Participant shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee.

(d) Exercisability. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. The date a notice of exercise is received by the Company shall be the exercise date. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(e) Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit, but in no event shall a Stock Appreciation Right be exercisable more than ten years after the date it is granted. Unless otherwise expressly provided in the applicable Award Agreement, no Participant shall have any rights to dividends or other rights of a stockholder with respect to any Stock Appreciation Right. In addition, the Company shall not be required to issue or deliver any certificate or certificates for Shares subject to any Stock Appreciation Right prior to the fulfillment of all the conditions of Section 6(d)(iv)(A), (B), (C), (D), and (E).

8.	Other Stock-Based Awards

The Committee, in its sole discretion, may grant or sell Awards of Shares, Restricted Stock Awards, Restricted Stock Units, and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

9.	Adjustments Upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a) Equity Restructurings. In the event of any change in the outstanding Shares after the Effective Date by reason of any extraordinary Share distribution or split, recapitalization, reclassification, rights offering, split-up or spin-off or any other event that constitutes an “equity restructuring” within the meaning of Statement of Financial Accounting Standards ASC Topic 718, the Committee shall make such adjustments to the Plan and outstanding Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such event or transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan, (ii) adjustment of the number and kind of shares subject to outstanding Awards, (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award, and (iv) any other adjustments that the Committee determines to be equitable. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or Stock Appreciation Rights that would constitute a modification or substitution of the stock right under Treas. Reg. Sections 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Section 409A. Without limiting the foregoing, in the event of a subdivision of the outstanding Shares (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Shares into a lesser number of Shares, the authorization limits under Section 3 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

(b) Mergers, Reorganizations and Other Corporate Transactions. In the event of any change in the outstanding Shares after the Effective Date by reason of any reorganization, merger, consolidation, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event that affects the Shares such that an adjustment is determined by the Committee in its discretion to be appropriate or desirable, the Committee in its sole discretion and without liability to any person shall make such substitution or adjustment, if any, as it deems to be equitable (subject to Sections 16 and 18), as to (i) the number of Shares or other securities of the Company (or number and kind of other securities or property including cash) with respect to which Awards have or may be granted under the Plan, (ii) the terms of any outstanding Award, including (A) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (B) the Option Price or exercise price of any Option or stock appreciation right and/or (iii) any other affected terms of such Awards.

(c) Change in Control. In the event of a Change in Control after the Effective Date, (i) if determined by the Committee in the applicable Award Agreement or otherwise, any outstanding Awards then held by Participants which are unexercisable or otherwise unvested or subject to lapse restrictions shall automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of immediately prior to such Change in Control and (ii) the Committee may (subject to Sections 16 and 18), but shall not be obligated to, (A) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an Award, (B) cancel such Awards for fair value (as determined in the sole discretion of the Committee) which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights) over the aggregate exercise price of such Options or Stock Appreciation Rights, (C) provide for the issuance, assumption or replacement of such substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion whether by any successor or survivor Person, or a parent or Affiliate thereof or (D) provide that for a period of at least 7 days prior to the Change in Control, such Awards shall be exercisable, to the extent applicable, as to all Shares subject thereto and the Committee may further provide that upon the occurrence of the Change in Control, such Awards shall terminate and be of no further force and effect.

(d) Other Provisions. The existence of the Plan, any Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Shares or the rights thereof or which are convertible into or exchangeable for Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

10.	No Right to Employment or Awards

The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the Employment of a Participant and shall not lessen or affect the Company’s or any Affiliate’s right to terminate the Employment of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. No Award (or payments or amounts received in respect thereof) shall constitute compensation for the purposes of determining any benefits under any benefit plan. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

11.	Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

12.	Nontransferability of Awards

Unless otherwise provided in an Award Agreement or the Plan, no Award (or any rights and obligations thereunder) granted to any Person under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged, in any manner (including through the use of any cash-settled instrument), whether voluntarily or involuntarily and whether by operation of law or otherwise, other than by will or by the laws of descent and distribution, and all Awards (and any rights thereunder) shall be exercisable during the life of the Participant only by the Participant or the Participant’s legal representative. Notwithstanding the foregoing, the Committee may permit, under such terms and conditions that it deems appropriate in its sole discretion, a Participant to transfer any Award to any Person or entity that the Committee so determines. Any sale, exchange, transfer, assignment, pledge, hypothecation, other disposition or hedge in violation of the provisions of this Section 12 shall be null and void. All of the terms and conditions of the Plan and the Award Agreements shall be binding upon any permitted successors and assigns.

13.	Amendments or Termination

The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made, (a) after the Public Trading Date, without the approval of the shareholders of the Company, if such action would (except as is provided in Section 9 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or (b) without the consent of Participants holding a majority in the economic interests the affected Participants, if such action would materially diminish the rights of such Participants under the Awards theretofore granted to such Participants under the Plan; provided, however, that the Committee may (i) amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws (including, without limitation, to avoid adverse tax consequences to the Company or to Participants) and (ii) amend any outstanding Awards in a manner that is not adverse (other than in a de minimis manner) to a Participant, except as otherwise may be permitted pursuant to Section 9 hereof or as is otherwise contemplated pursuant to the terms of the Award, without the Participant’s consent.

Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any amounts payable hereunder will be taxable to a Participant under Section 409A and related Department of Treasury guidance prior to payment to such Participant of such amount, the Company may (a) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (b) take such other actions as the Committee determines necessary or appropriate to avoid the imposition of an additional tax under Section 409A of the Code.

14.	International Participants

With respect to Participants who reside or work outside the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or an Affiliate.

15.	Choice of Law

The Plan shall be governed by and construed in accordance with the law of the State of Delaware without regard to conflicts of laws.

16.	Other Laws; Restrictions on Transfer of Shares

The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company or any Affiliates, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the United States federal and any other applicable securities laws.

17.	Effectiveness of the Plan

The Plan shall be effective as of the Effective Date.

18.	Section 409A of the Code

This Plan and Awards issued hereunder shall be interpreted in accordance with Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding other provisions of the Plan or any Award Agreements thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A upon a Participant. In the event that it is reasonably determined by the Committee that, as a result of Section 409A, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award Agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A, which action may include, but is not limited to, delaying payment to a Participant who is a “specified employee” within the meaning of Section 409A until the first day following the six month period beginning on the date of the Participant’s termination of Employment. The Company shall use commercially reasonable efforts to implement the provisions of this Section 18 in good faith; provided that neither the Company, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to Participants with respect to this Section 18.

19.	Miscellaneous.

(a) Transfers and Leaves of Absence. For purposes of the Plan, unless the Committee determines otherwise: (i) a transfer of a Participant’s Employment without an intervening period of separation among the Company and any Subsidiary or Affiliate of the Company shall not be deemed a termination of Employment, and (ii) a Participant who is granted a leave of absence in writing or who is entitled to a statutory leave of absence shall be deemed to have remained in the employ of the Company (or such Subsidiary or Affiliate, as applicable) during such leave of absence.

(b) Right of Offset. The Company shall have the right to offset against its obligation to deliver Shares (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Participant then owes to the Company and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement; provided, that the Participant is first offered the opportunity to pay cash for such outstanding amounts. Notwithstanding the foregoing, the Committee shall have no right to offset against its obligation to deliver Shares (or other property or cash) under the Plan, in respect of any Award, or in respect of any non-qualified deferred compensation amounts if such offset would subject the Participant to the additional tax imposed under Section 409A in respect of such off-set Award or non-qualified deferred compensation amount.

(c) Waiver of Claims. Each Participant who receives an Award recognizes and agrees that before being selected by the Committee to receive an Award he or she has no right to any benefits under such Award. Accordingly, in consideration of the Participant’s receipt of any Award hereunder, he or she expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Committee; the Company, its Subsidiaries, and Affiliates; or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to the Award Agreement for which his or her consent is expressly required by the express terms of the Award Agreement or the Plan).

(d) Nature of Payments. Any and all grants of Awards and deliveries of cash, securities or other property under the Plan shall be in consideration of services performed or to be performed for the Company by the Participant. Awards under the Plan may, in the discretion of the Committee, be made in substitution in whole or in part for cash or other compensation otherwise payable to a Participant. Only whole Shares shall be delivered under the Plan. Awards shall, to the extent reasonably practicable, be aggregated in order to eliminate any fractional Shares. Fractional Shares may, in the discretion of the Committee, be forfeited or be settled in cash or otherwise as the Committee may determine. All grants and deliveries of Shares, cash, securities or other property under the Plan shall constitute a special discretionary incentive payment to the Participant and shall not be required to be taken into account in computing the amount of salary or compensation of the Participant for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or under any agreement with the Participant, unless the Company specifically provides otherwise.

(e) Shares Covered by Plan. For purposes of Section 3, a Share will be considered to be “covered by” the Plan if (i) if it is available for issuance pursuant to the Plan but is not subject to an outstanding award or (ii) it is subject to an outstanding Award. For purposes of Section 3, (A) an Option or Stock Appreciation Right that has been granted under the Plan will be considered to be an “outstanding” Award until is it exercised or otherwise terminates or expires by its terms, (B) a Share that has been granted as an Award under the Plan that is subject to vesting conditions will be considered an “outstanding” Award until the vesting conditions have been satisfied or the Award otherwise terminates or expires unvested by its terms and (C) any Award other than an Option, Stock Appreciation Right or Share that is subject to vesting conditions will be considered to be an “outstanding” award until it has been settled.

(f) Non-Uniform Determinations. The Committee’s determinations under the Plan and Award Agreements need not be uniform and any such determinations may be made by it selectively among Participants who receive, or Persons in the Employment of the Company, its Subsidiaries, or its Affiliates who are eligible to receive, Awards under the Plan (whether or not such Persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations under Award Agreements, and to enter into non-uniform and selective Award Agreements, as to (i) the Persons to receive Awards, (ii) the terms and provisions of Awards and (iii) whether a Participant’s Employment has been terminated for purposes of the Plan.

(g) No Third Party Beneficiaries. Except as expressly provided in the Plan or an Award Agreement, neither the Plan nor any Award Agreement shall confer on any Person, other than the Company and the Participant receiving any Award and any beneficiaries of Participant by will or by the laws of descent and distribution, any rights or remedies thereunder.

(h) Other Payments or Awards. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any Person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

(i) Plan Headings. The headings in the Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

(j) Severability. Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but the Plan shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(k) Participant Representations. The Company may require a Participant, as a condition to the grant or exercise of, or acquisition of Shares under, any Option or Stock Appreciation Right, (A) to give written representations satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters, and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and to give written representations satisfactory to the Company that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option or Stock Appreciation Right; (B) to give written representations satisfactory to the Company stating that the Participant is acquiring the Shares subject to the Option or Stock Appreciation Right for the Participant’s

own account and not with any present intention of selling or otherwise distributing the Shares; and (C) to give such other written representations as are deemed necessary or appropriate by the Company and its counsel. The foregoing requirements, and any representations given pursuant to such requirements, shall be inoperative if (1) the issuance of the Shares upon the exercise or acquisition of Shares under the applicable Option or Stock Appreciation Right has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended, or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Shares.